Exhibit 99.1

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE ANNOUNCES DEPARTURE OF

CHIEF OPERATING OFFICER

Secaucus, New Jersey – June 20, 2012 – The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced that Eric Bauer has left the Company effective June 19, 2012. President and Chief Executive Officer Jane Elfers will resume oversight of the Company’s supply chain, store operations, finance, information technology and real estate functions.

Elfers said, “We thank Eric for his contributions and wish him well in his future endeavors.”

About The Children’s Place Retail Stores, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture and sells fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place” brand name. As of April 28, 2012, the Company operated 1,062 stores and an online store at www.childrensplace.com.

Contact: Jane Singer, Vice President, Investor Relations, (201) 453-6955

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